SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): December 19, 2019

NEMAURA MEDICAL, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

001-38355	46-5027260
(Commission File Number)	(IRS Employer Identification No.)

57 West 57th Street Manhattan, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	1 (646) 416-7912
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NMRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As reported by Nemaura Medical, Inc., a Nevada corporation (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2019, the Company received a letter dated July 15, 2019, from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“NASDAQ”), which stated that, based upon the closing bid price for the last 30 consecutive business days, the Company no longer met the requirements set forth in NASDAQ Rule 5550(a)(2), which requires listed securities to maintain a minimum closing bid price of $1 per share (the “Minimum Bid Price Rule”). In accordance with NASDAQ Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days, or until January 11, 2020, to regain compliance with the Minimum Bid Price Rule.

As reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2019, the Company effected (i) a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share on a one (1) for ten (10) basis (the “Reverse Stock Split”) and (ii) a decrease of the Company’s authorized number of shares of common stock on the same basis from 420,000,000 shares of common stock to 42,000,000 shares of common stock (the “Decrease in Authorized Securities” and the Reverse Stock Split and Decrease in Authorized Securities is referred to together herein as the “Corporate Actions”), which were effective with NASDAQ at the open of business on December 5, 2019.

On December 19, 2019, the Company received a letter via email from the Listing Qualifications Department of NASDAQ stating that the Company has regained compliance with the Minimum Bid Price Rule and that the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2019	Nemaura Medical, Inc.

	By:	/s/ Dewan F. H. Chowdhury
	Name: Title:	Dewan F. H. Chowdhury Chief Executive Officer